Exhibit 99.1

Pennsylvania Real Estate Investment Trust 200 South Broad Street Philadelphia, PA 19102 www.preit.com

Phone:	215-875-0700
Fax:	215-546-7311
Toll Free:	866-875-0700

CONTACT: AT THE COMPANY

Robert McCadden

EVP & CFO

(215) 875-0735

Nurit Yaron

VP, Investor Relations

(215) 875-0735

PREIT Reports Second Quarter 2011 Results

Philadelphia, PA, July 28, 2011 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter and six months ended June 30, 2011.

Ronald Rubin, Chairman and Chief Executive Officer, said, “As we approach the back to school and holiday shopping seasons, we are encouraged that our same store sales have increased for six consecutive quarters, exciting retailers have committed to our properties, and we continue to improve our financial position and flexibility. We believe that these factors set the foundation for future improvements in operating performance.”

Funds From Operations (“FFO”) for the quarter ended June 30, 2011 was $19.0 million, or $0.33 per diluted share. FFO for the quarter ended June 30, 2010 was $19.7 million, or $0.37 per diluted share. For the six months ended June 30, 2011, FFO was $40.3 million, or $0.70 per diluted share. FFO for the six months ended June 30, 2010 was $45.2 million, or $0.91 per diluted share.

Net Operating Income (“NOI”) for the quarter ended June 30, 2011 was $66.3 million, compared to $69.7 million for the quarter ended June 30, 2010. NOI for the six months ended June 30, 2011 was $133.0 million, compared to $141.3 million for the six months ended June 30, 2010. The decrease in NOI for the three and six month periods ended June 30, 2011 was primarily due to the sale of five power centers in September 2010.

Same store NOI excluding lease termination revenue for the quarter ended June 30, 2011 was $65.6 million, compared to $66.4 million for the quarter ended June 30, 2010. Lease termination revenue for the quarters ended June 30, 2011 and June 30, 2010 was $0.7 million and $0.6 million, respectively. Same store NOI excluding lease termination revenue for the six months ended June 30, 2011 was $132.3 million, compared to $133.6 million for the six months ended June 30, 2010. Lease termination revenue for the six month periods ended June 30, 2011 and June 30, 2010 was $0.7 million and $2.5 million, respectively. Same store results represent results of retail properties owned for the full periods presented. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Net loss attributable to PREIT was $18.2 million, or $0.34 per diluted share, for the quarter ended June 30, 2011, compared to a net loss attributable to PREIT of $22.7 million, or $0.45 per diluted share, for the quarter ended June 30, 2010. For the six months ended June 30, 2011, net loss attributable to PREIT was $32.6 million, or $0.60 per diluted share, compared to a net loss attributable to PREIT of $40.3 million, or $0.86 per diluted share, for the six months ended June 30, 2010. See below for a description of the primary factors affecting financial results.

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Primary Factors Affecting Financial Results

Results for the quarter ended June 30, 2011 included:

•	$1.5 million of gains on sales of real estate, of which $0.7 million is included in FFO; and

•	A $0.6 million reduction in NOI and a $1.6 million impact on net loss as a result of the planned liquidation of Borders; and

•	Increased weighted average shares, as a result of the public offering of 10.35 million common shares in May 2010.

Results for the six months ended June 30, 2011 also included:

•

An additional $0.3 million reduction in NOI and $0.9 million impact on net loss as a result of the bankruptcy filing by Borders, for a year-to-date aggregate reduction of $0.9 million in NOI and $2.5 million impact to net loss.

Results for the quarter ended June 30, 2010 included:

•	$5.9 million of depreciation and amortization related to in-place lease intangibles that became fully amortized during 2010; and

•	$2.6 million of NOI from the five wholly-owned power centers sold in September 2010; and

•	Accelerated amortization of $2.3 million of deferred financing costs resulting from the permanent reduction of the 2010 Term Loan using the net proceeds of the May 2010 equity offering.

Results for the six months ended June 30, 2010 also included:

•	An additional $6.7 million of depreciation and amortization related to in-place lease intangibles that became fully amortized during 2010, for an aggregate reduction of $12.6 million; and

•	An additional $2.4 million of NOI from the five power centers sold in September 2010, for an aggregate of $5.0 million of NOI.

Financing Activities

As previously announced, in June 2011, the Company amended and extended its 2010 Credit Facility with its bank group, led by Wells Fargo Bank. The amendment increased the revolving portion of the Facility by $100 million to $250 million, reduced the Term Loan by $100 million to $240 million, reduced the current applicable stated interest rate by 90 basis points, extended the maturity date by one year to March 10, 2014 and eliminated the mandatory pay-down requirements from capital events, among other changes. The amendment also modified some of the financial covenants, including a reduction in the maximum permitted leverage and an increase in the minimum corporate debt yield. Initially, the new interest rate in effect is 4.00% per annum over LIBOR.

Also in June 2011, the mortgage loans on Red Rose Commons in Lancaster, Pennsylvania, and The Court at Oxford Valley in Langhorne, Pennsylvania, two power center properties in which the Company holds 50% partnership interests, were refinanced. The 10-year mortgage loans are non-recourse and have a weighted average fixed rate of 5.42%. The property-owning partnerships used a portion of the approximately $90 million proceeds to repay previous mortgage loans on these properties of approximately $56 million that carried a weighted average interest rate of 7.16%.

In July 2011, the Company closed on a $27.7 million mortgage loan on 801 Market Street in Philadelphia, Pennsylvania. The 5-year loan has two 1-year extension options and a variable interest rate of 2.1% over LIBOR.

Additionally, the Company exercised a 1-year extension option on a $45 million mortgage loan on Christiana Center in Newark, Delaware, in June 2011 and a 1-year extension option on a $54 million

PREIT / 3

mortgage loan on Paxton Towne Centre in Harrisburg, Pennsylvania, in July 2011.

Retail Operations

The following tables set forth information regarding sales per square foot and occupancy in the Company’s retail portfolio, including properties owned by partnerships in which the Company owns a 50% interest:

	Twelve Months Ended:
	June 30, 2011	June 30, 2010
Sales per square foot (1)	$359	$344

(1)	Includes enclosed malls in the Company’s portfolio as of the respective dates. Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

	Occupancy (1) as of:
	June 30, 2011	June 30, 2010 (2)
Retail portfolio weighted average:
Total including anchors	90.8%	90.8%
Total excluding anchors	87.1%	86.9%
Enclosed malls weighted average:
Total including anchors	90.3%	90.2%
Total excluding anchors	86.3%	85.9%
Strip/power centers weighted average:	94.5%	95.5%

(1)

Occupancy for both periods presented includes all tenants irrespective of the terms of their agreements. Previously, occupancy was reported excluding tenants under agreements with an initial term of less than one year.

(2)	Occupancy for the period ended June 30, 2010 was adjusted to exclude the occupancy of the five power centers that were sold in September 2010.

2011 Outlook

The Company is adjusting its estimates for net loss per diluted share and FFO per diluted share for 2011. The revised estimates are as follows:

Estimates Per Diluted Share	Lower End	Upper End
FFO guidance	$1.59	$1.65

Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(2.57)	(2.57)

Net loss attributable to PREIT	$(0.98)	$(0.92)

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on July 28, 2011, to review the Company’s second quarter and year to date results, market trends, and future outlook. To listen to the call, please dial (877) 941-2068 (domestic) or (480) 629-9712 (international), at least five minutes before the scheduled start time, and provide conference ID number 4456025. Investors can also access the call in a “listen only” mode via the Internet at the Company website, www.preit.com, or at www.viavid.net. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

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For interested individuals unable to join the conference call, a replay of the call will be available through August 11, 2011 at (877) 870-5176 (domestic) or (858) 384-5517 (international), (Replay reservation code: 4456025). The online archive of the webcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls. Currently, the Company’s portfolio consists of 49 properties, including 38 shopping malls, eight strip and power centers, and three development properties. The Company’s properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. The operating retail properties have approximately 33 million total square feet of space. PREIT is headquartered in Philadelphia, Pennsylvania. The Company’s website can be found at www.preit.com. PREIT is publicly traded on the NYSE under the symbol PEI.

Definitions

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as income before gains (losses) on sales of operating properties and extraordinary items (computed in accordance with GAAP); plus real estate depreciation; plus or minus adjustments for unconsolidated partnerships to reflect funds from operations on the same basis. Similarly, FFO per diluted share and OP Unit is a measure that is useful because it reflects the dilutive impact of outstanding convertible securities.

The Company uses FFO and FFO per diluted share and OP Unit in measuring its performance against peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than the Company.

FFO does not include gains or losses on the sale of operating real estate assets, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as net operating income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance, or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions.

The Company believes that net income is the most directly comparable GAAP measurement to FFO. The Company believes that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as various non-recurring items that are considered extraordinary under GAAP, gains on sales of operating real estate and depreciation and amortization of real estate.

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Net operating income (“NOI”), which is a non-GAAP measure, is derived from real estate revenue (determined in accordance with GAAP, and including lease termination revenue) minus operating expenses (determined in accordance with GAAP). It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income.

The Company believes that net operating income is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. Net operating income excludes general and administrative expenses, interest and other income, interest expense, depreciation and amortization, gains on sales of interests in real estate, gains on sales of discontinued operations, impairment losses, project costs, other expenses and gain on extinguishment of debt.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt and our high leverage ratio; constraining leverage, interest and tangible net worth covenants under our 2010 Credit Facility, as amended; our ability to refinance our existing indebtedness when it matures, on favorable terms, or at all; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties, or through other actions; our short- and long-term liquidity position; the effects on us of dislocations and liquidity disruptions in the capital and credit markets; current economic conditions and their effect on employment, consumer confidence and spending; tenant business performance, prospects, solvency and leasing decisions; the value and potential impairment of our properties; increases in operating costs that cannot be passed on to tenants; our ability to maintain and increase property occupancy, sales and rental rates, including at our redeveloped properties; risks relating to development and redevelopment activities; changes in the retail industry, including consolidation and store closings; the effects of online shopping and other uses of technology on our retail tenants; general economic, financial and political conditions, including credit market conditions, changes in interest rates or unemployment; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; potential dilution from any capital raising transactions; possible environmental liabilities; our ability to obtain insurance at a reasonable cost; and the existence of complex regulations, including those relating to our status as a REIT, and the adverse consequences if we were to fail to qualify as a REIT. Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in our Annual Report on Form 10-K for the year ended December 31, 2010 in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

[Financial tables to follow]

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**    Quarterly supplemental financial and operating    **

**    information will be available on www.preit.com    **

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

CONSOLIDATED BALANCE SHEETS
	June 30, 2011	December 31, 2010
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,465,976	$3,448,900
Construction in progress	117,908	121,547
Land held for development	15,363	17,021

Total investments in real estate	3,599,247	3,587,468
Accumulated depreciation	(792,682)	(729,086)

Net investments in real estate	2,806,565	2,858,382

INVESTMENTS IN PARTNERSHIPS, at equity:	25,784	30,959

OTHER ASSETS:
Cash and cash equivalents	24,163	42,327
Tenant and other receivables (net of allowance for doubtful accounts of $21,911 and $22,083 at June 30, 2011 and December 31, 2010, respectively)	29,263	40,732
Intangible assets (net of accumulated amortization of $56,055 and $52,904 at June 30, 2011 and December 31, 2010, respectively)	12,636	15,787
Deferred costs and other assets, net	87,081	91,930

Total assets	$2,985,492	$3,080,117

LIABILITIES:
Mortgage loans (including debt premium of $993 and $1,569 at June 30, 2011 and December 31, 2010, respectively)	$1,733,356	$1,744,248
Exchangeable notes (net of debt discount of $1,842 and $2,809 at June 30, 2011 and December 31, 2010, respectively)	135,058	134,091
Term loans	240,000	347,200
Revolving facility	70,000	—
Tenants’ deposits and deferred rent	15,016	16,583
Distributions in excess of partnership investments	56,248	44,614
Fair value of derivative liabilities	25,456	27,233
Accrued expenses and other liabilities	52,308	61,618

Total liabilities	2,327,442	2,375,587

EQUITY:	658,050	704,530

Total liabilities and equity	$2,985,492	$3,080,117

PREIT / 8	Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Quarter Ended June 30, 2011				Quarter Ended June 30, 2010
RECONCILIATION OF NOI AND FFO TO NET LOSS		Share of				Share of
		unconsolidated	Discontinued			unconsolidated	Discontinued
	Consolidated	partnerships	operations	Total	Consolidated	partnerships	operations	Total
(in thousands except per share amounts)
Real estate revenue(a)	$107,391	$9,245	$—	$116,636	$107,700	$9,797	$3,155	$120,652
Operating expenses	(47,467)	(2,882)	—	(50,349)	(47,446)	(2,894)	(604)	(50,944)

NET OPERATING INCOME	59,924	6,363	—	66,287	60,254	6,903	2,551	69,708

General and administrative expenses	(10,433)	—	—	(10,433)	(9,617)	—	—	(9,617)
Interest and other income	809	—	—	809	598	—	—	598
Project costs and other expenses	(353)	—	—	(353)	(161)	—	—	(161)
Interest expense, net	(34,941)	(2,858)	—	(37,799)	(37,998)	(1,853)	(627)	(40,478)
Gains on sales of non-operating real estate	710	—		710	—	—	—	—
Depreciation on non real estate assets	(222)	—	—	(222)	(378)	—	—	(378)

FUNDS FROM OPERATIONS	15,494	3,505	—	18,999	12,698	5,050	1,924	19,672
Gains on sales of real estate	740	—	—	740	—	—	—	—
Depreciation on real estate assets	(36,392)	(2,358)	—	(38,750)	(39,896)	(2,102)	(1,324)	(43,322)
Equity in income of partnerships	1,147	(1,147)	—	—	2,948	(2,948)	—	—
Operating results from discontinued operations	—	—	—	—	600	—	(600)	—

Net Loss	$(19,011)	$—	$—	$(19,011)	$(23,650)	$—	$—	$(23,650)

(a) Total includes the non-cash effect of straight-line rent of $(515) and $356 for the quarters ended June 30, 2011 and 2010, respectively.

Weighted average number of shares outstanding				54,680				50,317
Weighted average effect of full conversion of OP Units				2,329				2,329
Effect of common share equivalents				851				587

Total weighted average shares outstanding, including OP Units				57,860				53,233

FUNDS FROM OPERATIONS				$18,999				$19,672
Accelerated amortization of deferred financing costs				100				2,258
Impairment of assets				225				—

FUNDS FROM OPERATIONS AS ADJUSTED				$19,324				$21,930

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT				$0.33				$0.37

Accelerated amortization of deferred financing costs				0.00				0.04
Impairment of assets				0.00				—

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED				$0.33				$0.41

SAME STORE RECONCILIATION	Same Store		Non Same Store		Total
	Quarter Ended June 30,		Quarter Ended June 30,		Quarter Ended June 30,
	2011	2010	2011	2010	2011	2010
Real estate revenue	$116,166	$116,971	$470	$3,681	$116,636	$120,652
Operating expenses	(49,884)	(49,939)	(465)	(1,005)	(50,349)	(50,944)

NET OPERATING INCOME (NOI)	$66,282	$67,032	$5	$2,676	$66,287	$69,708

Lease termination revenue	693	648	—	—	693	648

NOI - EXCLUDING LEASE TERMINATION REVENUE	$65,589	$66,384	$5	$2,676	$65,594	$69,060

PREIT / 9	Pennsylvania Real Estate Investment Trust
Selected Financial Data

	Six Months Ended June 30, 2011				Six Months Ended June 30, 2010
RECONCILIATION OF NOI AND FFO TO NET LOSS		Share of				Share of
		unconsolidated	Discontinued			unconsolidated	Discontinued
	Consolidated	partnerships	operations	Total	Consolidated	partnerships	operations	Total
(in thousands except per share amounts)
Real estate revenue(a)	$216,953	$18,544	$—	$235,497	$219,430	$19,035	$6,348	$244,813
Operating expenses	(96,560)	(5,889)	—	(102,449)	(96,103)	(5,999)	(1,374)	(103,476)

NET OPERATING INCOME	120,393	12,655	—	133,048	123,327	13,036	4,974	141,337

General and administrative expenses	(20,015)	—	—	(20,015)	(19,303)	—	—	(19,303)
Interest and other income	1,727	—	—	1,727	1,326	—	—	1,326
Project costs and other expenses	(497)	—	—	(497)	(455)	—	—	(455)
Interest expense, net	(68,554)	(5,637)	—	(74,191)	(72,204)	(3,437)	(1,252)	(76,893)
Gains on sales of non-operating real estate	710	—		710	—	—	—	—
Depreciation on non real estate assets	(474)	—	—	(474)	(816)	—	—	(816)

FUNDS FROM OPERATIONS	33,290	7,018	—	40,308	31,875	9,599	3,722	45,196
Gains on sales of real estate	740	—	—	740	—	—	—	—
Depreciation on real estate assets	(70,650)	(4,328)	—	(74,978)	(80,188)	(4,561)	(2,601)	(87,350)
Equity in income of partnerships	2,690	(2,690)	—	—	5,038	(5,038)	—	—
Operating results from discontinued operations	—	—	—	—	1,121		(1,121)	—

Net Loss	$(33,930)	$—	$—	$(33,930)	$(42,154)	$—	$—	$(42,154)

(a) Total includes the non-cash effect of straight-line rent of $(306) and $878 for the six months ended June 30, 2011 and 2010, respectively.

Weighted average number of shares outstanding				54,567				47,013
Weighted average effect of full conversion of OP Units				2,329				2,329
Effect of common share equivalents				922				349

Total weighted average shares outstanding, including OP Units				57,818				49,691

FUNDS FROM OPERATIONS				$40,308				$45,196

Accelerated amortization of deferred financing costs				100				2,258
Impairment of assets				225				—

FUNDS FROM OPERATIONS AS ADJUSTED				$40,633				$47,454

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT				$0.70				$0.91

Accelerated amortization of deferred financing costs				0.00				0.05
Impairment of assets				0.00				—

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED				$0.70				$0.95

SAME STORE RECONCILIATION	Same Store		Non Same Store		Total
	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010	2011	2010
Real estate revenue	$234,543	$237,412	$954	$7,401	$235,497	$244,813
Operating expenses	(101,498)	(101,335)	(951)	(2,141)	(102,449)	(103,476)

NET OPERATING INCOME (NOI)	$133,045	$136,077	$3	$5,260	$133,048	$141,337

Lease termination revenue	718	2,456	—	—	718	2,456

NOI - EXCLUDING LEASE TERMINATION REVENUE	$132,327	$133,621	$3	$5,260	$132,330	$138,881

PREIT / 10	Pennsylvania Real Estate Investment Trust
Selected Financial Data

STATEMENTS OF OPERATIONS	Quarter Ended		Six Months Ended
(In thousands, except per share amounts)	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
REVENUE:
Real estate revenue:
Base rent	$70,934	$71,013	$142,694	$142,854
Expense reimbursements	31,355	32,175	65,118	66,410
Percentage rent	715	641	1,696	1,525
Lease termination revenue	693	373	718	2,181
Other real estate revenue	3,694	3,498	6,727	6,460

Real estate revenue	107,391	107,700	216,953	219,430
Interest and other income	809	598	1,727	1,326

Total revenue	108,200	108,298	218,680	220,756

EXPENSES:
Property operating expenses:
CAM and real estate tax	(35,260)	(34,932)	(72,564)	(71,501)
Utilities	(6,078)	(6,165)	(11,909)	(12,466)
Other	(6,129)	(6,349)	(12,087)	(12,136)

Total operating expenses	(47,467)	(47,446)	(96,560)	(96,103)

Depreciation and amortization	(36,614)	(40,274)	(71,124)	(81,004)
Other expenses:
General and administrative expenses	(10,433)	(9,617)	(20,015)	(19,303)
Project costs and other expenses	(353)	(161)	(497)	(455)

Total other expenses	(10,786)	(9,778)	(20,512)	(19,758)

Interest expense, net	(34,941)	(37,998)	(68,554)	(72,204)

Total expenses	(129,808)	(135,496)	(256,750)	(269,069)

Loss before equity in income of partnerships, gains on sales of real estate	(21,608)	(27,198)	(38,070)	(48,313)
Equity in income of partnerships	1,147	2,948	2,690	5,038
Gains on sales of real estate	1,450	—	1,450	—

Net loss from continuing operations	(19,011)	(24,250)	(33,930)	(43,275)
Net income from discontinued operations	—	600	—	1,121

Net loss	(19,011)	(23,650)	(33,930)	(42,154)
Less: Net loss attributed to noncontrolling interest	763	964	1,364	1,842

Net loss attributable to Pennsylvania Real Estate Investment Trust	$(18,248)	$(22,686)	$(32,566)	$(40,312)

Basic loss per share - Pennsylvania Real Estate Investment Trust	$(0.34)	$(0.45)	$(0.60)	$(0.86)

Diluted loss per share - Pennsylvania Real Estate Investment Trust (1)	$(0.34)	$(0.45)	$(0.60)	$(0.86)

Weighted average number of shares outstanding for diluted EPS	54,680	50,317	54,567	47,013

(1)

For the three and six month periods ended June 30, 2011 and 2010, respectively, there are net losses from continuing operations, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

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